UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 20, 2013

METHES ENERGIES INTERNATIONAL LTD
 (Exact name of Registrant as specified in its charter)

Nevada	001-35652	71-1035154
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3651 Lindell Road, Suite D-272, Las Vegas, Nevada	89103
(Address Of Principal Executive Office)	(Zip Code)

Registrant's telephone number, including area code: (702) 932-9964

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.   Unregistered Sales of Equity Securities.

On December 20, 2013 (the “Effective Date”), Methes Energies International Ltd. (the “Company”), in a private placement pursuant to Regulation D of the Securities Act of 1933, as amended (the “Offering”), sold 522,500 restricted Units (each a “Unit”) to accredited investors and has received binding commitments for the purchase of the remaining 558,660 Units to be sold in the Offering.  On the Effective Date the Company received gross proceeds of $1,045,000 from the aforementioned sale and upon receipt of the proceeds for the remaining Units, the Company would raise maximum gross proceeds of approximately $2,160,000 from the Offering.  Each Unit consists of one share of common stock, $.001 par value per share, of the Company (“Common Stock”) and one 5-year Common Stock Purchase Warrant to purchase one share of Common Stock at an exercise price of $4.00.

Previously the Company had raised total gross proceeds of $400,000 from the sale of the same securities at the same price.  The Company has agreed to register under the Act the resale of the shares of Common Stock included in the units sold and underlying the warrants referred to above.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Form of Warrant Agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Methes Energies International Ltd.

Dated: December 26, 2013	By:	/s/ Michel G. Laporte
Michel G. Laporte,
Chief Executive Officer